Exhibit 32

Certification of Chief Executive Officer

and Chief Financial Officer Pursuant to

18 U.S.C. Section 1350, As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Mrs. Fields Famous Brands, LLC (the “Company”) for the year ended January 1, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), Stephen Russo, as Chief Executive Officer of the Company, and Sandra M. Buffa, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen Russo
Stephen Russo
Chief Executive Officer
March 18, 2005

/s/ Sandra M. Buffa
Sandra M. Buffa
Chief Financial Officer
March 18, 2005

This certification accompanies the Annual Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this statement required by Section 906 has been provided to Mrs. Fields Famous Brands, LLC and will be retained by Mrs. Fields Famous Brands, LLC and furnished to the Securities and Exchange Commission or its staff upon request.